UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)
December 13, 2007
Gardner Denver, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13215	76-0419383

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Gardner Expressway Quincy, Illinois (Address of Principal Executive Offices)	62305 (Zip Code)
(217) 222-5400

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Compensatory Arrangements of Certain Officers.
     Amended and Restated Gardner Denver, Inc. Supplemental Excess Plan (“Excess Plan”).
     On December 13, 2007, Gardner Denver, Inc. (the “Company”) approved the amendment and/or restatement of its Excess Plan, in which the Company’s named executive officers participate, effective January 1, 2008. The principal purpose of the amendments is to comply with the recently issued final regulations under Section 409A of the U.S. Internal Revenue Code of 1986, as amended (“Section 409A”).
     The Company’s Excess Plan was amended as follows:
▪	Added limitations on the form and timing of distribution elections for both existing and new participants;

▪	Added or revised the following definitions: “Basic Contributions,” “Compensation” (to exclude severance pay and amounts received in connection with any equity compensation), “Specified Employee” and “Termination;”

▪	Removed obsolete definitions and references;

▪	Added a provision to permit deferral elections to be made with respect to Compensation payable under the Company’s Management Incentive Plan, provided such Compensation is performance-based for purposes of Code Section 409A and the election otherwise meets the Section 409A requirements;

▪	Provided for distribution when the participant has incurred a “Financial Hardship,” in certain circumstances; and

▪	Added claims review procedures.
     This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Excess Plan, filed as Exhibit 99.1 to this Report on Form 8-K. Exhibit 99.1 is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Amended and Restated Gardner Denver, Inc. Supplemental Excess Plan as effective on January 1, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.
Date: December 19, 2007	By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Executive Vice President, Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended and Restated Gardner Denver, Inc. Supplemental Excess Plan as effective on January 1, 2008